EXHIBIT 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR TO PERMANENTLY CLOSE LEBEL-SUR-QUÉVILLON SAWMILL

Montreal, December 18, 2008 – Domtar Corporation (NYSE/TSX: UFS) announced today the permanent closing of its Lebel-sur-Quévillon, Quebec sawmill. The sawmill has been indefinitely idled since 2006 and at that time employed approximately 140 people.

“Market conditions and housing starts in the United States have continued to deteriorate in the last few years, affecting both the demand for wood products and the profitability of our operations. These factors, coupled with the reduction of harvesting potential in Quebec, have forced us to rationalize production,” said Jean-François Mérette, Senior Vice-President of Forest Products at Domtar.

More recently, the Quebec government approved a plan to consolidate the available forest harvesting rights in Northern Quebec. This has led Domtar to concentrate on its active operations in order to preserve jobs and attempt to bring these facilities to a level of profitability. Industry producers accepted the consolidation plan following consultations with the communities in the region.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR TO PERMANENTLY CLOSE LEBEL-SUR-QUÉVILLON PULP MILL

Company provides details on production curtailments in Q4 of 2008

Montreal, December 18, 2008 – Domtar Corporation (NYSE/TSX: UFS) announced today the permanent closing of its
Lebel-sur-Quévillon, Quebec pulp mill. Operations were halted on November 24, 2005 due to unfavorable economic conditions. The Lebel-sur-Quévillon mill had an annual production capacity of 300,000 tonnes of softwood kraft pulp and employed approximately 425 employees.

The permanent closing of the mill comes after all other solutions have been considered in the last three years and as the global pulp market now faces deteriorating conditions, therefore putting an end to any expectation to re-launch a profitable operation at Lebel-sur-Quévillon.

Given the very weak economy and poor market conditions in the pulp and paper business, Domtar continues to closely monitor inventory levels and manage working capital by balancing production with its customer demand. As a result, the company will have curtailed production through lack-of-order downtime and slowdowns that are estimated to total 44,000 tonnes of pulp and approximately 173,000 tons of paper in the fourth quarter of 2008.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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